UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2011

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On April 4, 2011, we issued a press release announcing the acquisitions of St. Anthony North Medical Office Building, located in Westminster, Colorado, or the St. Anthony property, Loma Linda Pediatric Specialty Hospital, located in Loma Linda, California, or the Loma Linda property. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.

Acquisition of St Anthony North Medical Office Building

On March 29, 2011, we, through G&E HC REIT II St. Anthony North Denver MOB, LLC, our wholly owned subsidiary, purchased a ground leasehold interest in and to the land and improvements of the St. Anthony property from SAN MOB I, LLC, an unaffiliated third party, for a purchase price of $11,950,000, plus closing costs.

We financed the purchase of the St. Anthony property using cash proceeds from our offering. In connection with the acquisition, we paid an acquisition fee of approximately $329,000, or 2.75% of the purchase price, to Grubb & Ellis Equity Advisors, LLC, or Grubb & Ellis Equity Advisors, the managing member of our advisor.

Acquisition of Loma Linda Pediatric Specialty Hospital

On March 31, 2011, we, through G&E HC REIT II Loma Linda Pediatric Specialty Hospital, LLC, our wholly owned subsidiary, purchased the Loma Linda property, from D&J Holdings, LLC, an unaffiliated third party, for a purchase price of $13,000,000, plus closing costs.

We financed the purchase of the Loma Linda property using $8,700,000 in borrowings under a revolving line of credit with Bank of America, N.A. and the remaining balance using cash proceeds from our offering. In connection with the acquisition, we paid an acquisition fee of approximately $358,000, or 2.75% of the purchase price, to Grubb & Ellis Equity Advisors.

Grubb & Ellis Company

Grubb & Ellis Company, or Grubb & Ellis, our sponsor, announced, among other things, that it had retained JMP Securities LLC as an advisor to explore strategic alternatives for Grubb & Ellis, including a potential merger or sale transaction. Grubb & Ellis disclosed in its Form 10-K for the year-ended December 31, 2010, that it entered into a commitment letter and exclusivity agreement with Colony Capital Acquisitions, LLC, pursuant to which (i) Colony Capital Acquisitions, LLC and one or more of its affiliates, or collectively, Colony, agreed to provide an $18,000,000 senior secured term loan credit facility, or the Senior Secured Credit Facility, and (ii) Colony obtained the exclusive right for 60 days, commencing on March 30, 2011, to negotiate a strategic transaction with Grubb & Ellis. The entering into of the Senior Secured Credit Facility, and all closings thereunder, are subject to customary terms and provisions, including delivery of opinions, good standing certificates, and customary representations, warranties and covenants. There can be no assurance that the Senior Secured Credit Facility or any strategic transaction with Colony, or with any other strategic partner, will be completed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated April 4, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

April 4, 2011	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated April 4, 2011